UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 11, 2007 (October 5, 2007)

JK ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-32574	87-0745202
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
(713) 978-7557
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01 Other Events
     On October 5, 2007, JK Acquisition Corp. (‘‘Company’’) entered into a Unit Purchase Option Clarification Agreement to clarify the terms of the Unit Purchase Option, dated as of April 17, 2006 (the ‘‘Unit Purchase Option’’) by and between the Company and Ferris, Baker Watts, Incorporated, as Holder. The Unit Purchase Option Clarification Agreement clarified, consistent with the terms of the Unit Purchase Option and the disclosure contained in the Company’s Prospectus, dated April 11, 2006, that if the Company is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then in no event would the Company be obligated to pay cash or other consideration to the holders of warrants or otherwise ‘‘net-cash settle’’ any warrant exercise.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description
4.1	Unit Purchase Option Clarification Agreement, dated October 5, 2007, by and between Company and Ferris, Baker Watts, Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JK ACQUISITION CORP.
Date: October 11, 2007	By:	/s/ James P. Wilson
		Name:	James P. Wilson
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Unit Purchase Option Clarification Agreement, dated October 5, 2007, by and between Company and Ferris, Baker Watts, Incorporated.